Explanation of Responses

1.
4,784,654 shares of common stock are held of record by Insight Venture Partners VIII, L.P. (“IVP VIII”).  1,237,656 shares of common stock are held of record by Insight Venture Partners (Cayman) VIII, L.P. (“IVP Cayman VIII”).   1,517,551 shares of common stock are held of record by Insight Venture Partners (Delaware) VIII, L.P. (“IVP Delaware VIII”).  170,760 shares of common stock are held of record by Insight Venture Partners VIII (Co-Investors), L.P. (“IVP VIII Co-Investors”).  IVP VIII, IVP Cayman VIII, IVP Delaware VIII and IVP VIII Co-Investors are collectively referred to as the “Insight VIII Funds.”

The amount listed as owned by each Insight VIII Fund may be deemed to be attributable to each of the other Insight VIII Funds, Insight Venture Associates VIII, L.P. (“IVA VIII”), Insight Venture Associates VIII, Ltd. (“IVA VIII Ltd”) and Insight Holdings Group, LLC (“Holdings”) because Holdings is the sole shareholder of IVA VIII Ltd, which in turn is the general partner of IVA VIII, which in turn is the general partner of each of the Insight VIII Funds.
Each of Jeffrey Horing, Deven Parekh, Peter Sobiloff, Michael Triplett and Jeffrey Lieberman is a member of the board of managers of Holdings and as such shares voting and dispositive power over the shares held by the Insight VIII Funds.  The foregoing is not an admission by IVA VIII, IVA VIII Ltd, or Holdings that it is the beneficial owner of the shares held by the Insight VIII Funds.  Each of Messrs. Horing, Parekh, Sobiloff, Triplett and Lieberman disclaims beneficial ownership of the shares held by the Insight VIII Funds except to the extent of his pecuniary interest therein.
2.
Each share of Series F Preferred Stock automatically converted into one (1) share of Common Stock immediately prior to the closing of the Issuer's initial public offering for no additional consideration.

3.
The amount listed as owned by each Insight VIII Fund may be deemed to be attributable to each of the other Insight VIII Funds, IVA VIII, IVA VIII Ltd and Holdings because Holdings is the sole shareholder of IVA VIII Ltd, which in turn is the general partner of IVA VIII, which in turn is the general partner of each of the Insight VIII Funds.

Each of Jeffrey Horing, Deven Parekh, Peter Sobiloff, Michael Triplett and Jeffrey Lieberman is a member of the board of managers of Holdings and as such shares voting and dispositive power over the shares held by the Insight VIII Funds. The foregoing is not an admission by IVA VIII, IVA VIII Ltd, or Holdings that it is the beneficial owner of the shares held by the Insight VIII Funds. Each of Messrs. Horing, Parekh, Sobiloff, Triplett and Lieberman disclaims beneficial ownership of the shares held by the Insight VIII Funds except to the extent of his pecuniary interest therein.